United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
June 19, 2013
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

As previously disclosed, on May 28, 2013, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), and Lion Merger Sub, Inc., a Delaware corporation and a subsidiary of FNF (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lender Processing Services, Inc., a Delaware corporation (“LPS”) pursuant to which  Merger Sub will be merged with and into LPS, with LPS surviving as a subsidiary of FNF (the “Merger”). Subject to the terms and conditions of the Merger Agreement, it was agreed to that at the effective time of the Merger, each share of LPS common stock (“LPS Common Stock”) issued and outstanding immediately prior to the effective time (other than (i) shares owned by LPS, its subsidiaries, FNF or Merger Sub and (ii) shares in respect of which appraisal rights have been properly exercised and perfected under Delaware law) would be converted into the right to receive (i) $16.625 in cash, as the same may be increased pursuant to the Merger Agreement (the “Cash Consideration”), and (ii) a fraction of a share of Class A common stock, par value $0.0001 per share, of FNF (“FNF Common Stock”) equal to the exchange ratio, as it may be adjusted pursuant to the Merger Agreement (such exchange ratio, the “Exchange Ratio” and such consideration the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”).

As previously disclosed, pursuant to the Merger Agreement, FNF can, prior to mailing the joint proxy statement/prospectus in connection with the Merger, elect to alter the consideration mix by increasing the Cash Consideration by up to $16.625 per share of LPS Common Stock with a corresponding decrease in the Stock Consideration as provided under the terms of the Merger Agreement.

On June 19, 2013, FNF notified LPS that it was exercising its option to increase the Cash Consideration from $16.625 per share of LPS Common Stock to $22.303 per share of LPS Common Stock and correspondingly decrease the Stock Consideration.

In addition, as previously disclosed, the Exchange Ratio is subject to adjustment in certain circumstances. Specifically, after giving effect to the increase in the Cash Consideration to $22.303 per share of LPS Common Stock and the related decrease in the Stock Consideration, if the average of the volume weighted averages of the trading prices of FNF Common Stock during the ten trading day period ending on (and including) the third trading day prior to the closing of the Merger (the “Average FNF Stock Price”) is:

(i) greater than $26.763, the Exchange Ratio will be an amount equal to the quotient of (a) (x) the product of (1) 0.65224 multiplied by (2) the Average FNF Stock Price minus (y) $5.678 divided by (b) the Average FNF Stock Price;

(ii) between $24.215 and $26.763, the Exchange Ratio will be 0.42948;

(iii) between $20.000 and $24.215, the Exchange Ratio will adjust so that the value of the Stock Consideration is fixed (based on the Average FNF Stock Price) at $10.400 per share of LPS Common Stock; and

(iv) less than $20.000, the Exchange Ratio will be 0.52000.

As previously disclosed, funds affiliated with Thomas H. Lee Partners, L.P. (“THL”) have committed to purchase common equity interests in a subsidiary of FNF, the proceeds of which will be used by FNF to pay a portion of the aggregate Merger Consideration and the related fees and expenses.  In connection with the increase in Cash Consideration, the equity financing commitments FNF obtained from THL have been increased by $200 million pursuant to the terms and subject to the conditions set forth in an amended and restated equity commitment letter dated June 19, 2013.  FNF expects to fund the remaining increase in the Cash Consideration through cash on hand and existing credit facilities (but may also use other available sources).

In addition, prior to mailing the joint proxy statement/prospectus in connection with the Merger, FNF can elect to further alter the consideration mix by further increasing the Cash Consideration such that the total of all such increases do not exceed $16.625 per share of LPS Common Stock, in which event there would be further corresponding decreases in the Stock Consideration as provided under the terms of the Merger Agreement.  If FNF elects to further increase the Cash Consideration and further decrease the Stock Consideration, the Exchange Ratio will be further adjusted to reflect the new consideration mix. However, if FNF elects to further increase the Cash Consideration and the Average FNF Stock Price is greater than $26.763, then the Exchange Ratio will be further adjusted to reflect the increased value that would have been received at the closing of the Merger had FNF not elected to alter the consideration mix.

On June 19, 2013, FNF issued a press release in connection with its decision to alter the mix of the Merger Consideration. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.      Financial Statements and Exhibits.

(d)                  Exhibits

Exhibit No.	Description

99.1	Press Release issued by FNF, dated June 19, 2013.

Important Information Will be Filed with the SEC

FNF plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction.  FNF and LPS plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about FNF, the Copany, the transaction and related matters.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by FNF and LPS through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting the investor relations department of FNF or LPS at the following:

FNF	LPS
601 Riverside Avenue	601 Riverside Avenue
Jacksonville, FL 32204	Jacksonville, FL 32204
Attention: Investor Relations	Attention: Investor Relations:
904-854-8100	904-854-5100
dkmurphy@fnf.com	nancy.murphy@lpsvcs.com

FNF and LPS, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  Information regarding the directors and executive officers of FNF is contained in FNF’s Form 10-K for the year ended December 31, 2012 and its proxy statement filed on April 12, 2013, which are filed with the SEC.  Information regarding LPS’s directors and executive officers is contained in LPS’s Form 10-K for the year ended December 31, 2012 and its proxy statement filed on April 9, 2013, which are filed with the SEC.  A more complete description will be available in the Registration Statement and the Joint Proxy Statement/Prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on FNF or LPS management's beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. FNF and LPS undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and stockholder approval and the satisfaction of other conditions to the consummation of the proposed transaction; the ability of FNF to successfully integrate LPS’s operations and employees and realize anticipated synergies and cost savings; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; FNF’s dependence on distributions from its title insurance underwriters as a main source of cash flow; significant competition that FNF and LPS face; compliance with extensive government regulation; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF’s and LPS’ Form 10-K and other filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	June 19, 2013	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by FNF, dated June 19, 2013.

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